EXHIBIT 3.7(a)

Document must be filed electronically. Paper documents will not be accepted. Document processing fee Fees & forms/cover sheets are subject to change. To access other information or print copies of filed documents, visit www.sos.state.co.us and select Business Center.	$50.00	Colorado Secretary of State Date and Time: 08/05/2009 04:29 PM ID Number: 20091420920 Document number: 20091420920 Amount Paid: $50.00
ABOVE SPACE FOR OFFICE USE ONLY
Articles of Organization
filed pursuant to § 7-80-203 and § 7-80-204 of the Colorado Revised Statutes (C.R.S.)

1. The domestic entity name of the limited liability company is
EchoStar Broadband I L.L.C.
(The name of a limited liability company must contain the term or abbreviation “limited liability company”, “ltd. liability company”, “limited liability co.”, “ltd.
iability co.”, “limited”, “l.l.c.”, “llc”, or “ltd.”. See §7-90-601, C.R.S.)

(Caution: The use of certain terms or abbreviations are restricted by law. Read instructions for more information.)
2. The principal office address of the limited liability company’s initial principal office is
Street address	100 Inverness Terrace East
(Street number and name)
Englewood	CO	80112
(City)	(State)	(Zip/Postal Code)
United States
(Province – if applicable)	(Country)

Mailing address (leave blank if same as street address)	P.O. Box 6655
(Street number and name or Post Office Box information)
Englewood	CO	80155
(City)	(State)	(Zip/Postal Code)
United States
(Province – if applicable)	(Country)
3. The registered agent name and registered agent address of the limited liability company’s initial registered agent are
Name (if an individual) OR	Stanton	R.	Dodge
(Last)	(First)	(Middle)	(Suffix)
(if an entity)
(Caution: Do not provide both an individual and an entity name.)
Street address	9601 S. Meridian Blvd.
(Street number and name)
Englewood	CO	80112
(City)	(State)	(Zip/Postal Code)
Mailing address (leave blank if same as street address)	P.O. Box 6655
(Street number and name or Post Office Box information)
Englewood	CO	80155
(City)	(State)	(Zip/Postal Code)
4. The true name and mailing address of the person forming the limited liability company are

ARTORG_LLC    Page 1 of 1    Rev. 02/28/2008

EXHIBIT 3.7(a)

Name (if an individual) OR
	(Last)	(First)	(Middle)	(Suffix)
(if an entity)	EchoStar Corporation
(Caution: Do not provide both an individual and an entity name.)
Mailing address	100 Inverness Terrace East
(Street number and name or Post Office Box information)
	Englewood	CO		80112
	(City)	(State)		(Zip/Postal Code)
United States
	(Province – if applicable)	(Country)
(If the following statement applies, adopt the statement by marking the box and include an attachment.)
☐ The limited liability company has one or more additional persons forming the limited liability company and the name and mailing address of each such person are stated in an attachment.
5. The management of the limited liability company is vested in (Mark the applicable box.) ☐ one or more managers. OR ☒ the members.
6. (The following statement is adopted by marking the box.) ☒ There is at least one member of the limited liability company.
7. (If the following statement applies, adopt the statement by marking the box and include an attachment.) ☐ This document contains additional information as provided by law.
8. (Caution: Leave blank if the document does not have a delayed effective date. Stating a delayed effective date has significant legal consequences. Read instructions before entering a date.)
(If the following statement applies, adopt the statement by entering a date and, if applicable, time using the required format.)
The delayed effective date and, if applicable, time of this document is/are
(mm/dd/yyyy hour:minute am/pm)
Notice:

Causing this document to be delivered to the Secretary of State for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the Secretary of State, whether or not such individual is named in the document as one who has caused it to be delivered.

9. Name(s) and address(es) of the individual(s) causing the document to be delivered for filing:
	Strickland	Tracy	A.
	(Last)	(First)	(Middle)	(Suffix)
P.O. Box 6655
(Street name and number or Post Office Box information)
	Englewood	CO	80155
	(City)	(State)	(Postal/Zip Code)
United States
	(Province – if applicable)		(Country – if not US)

ARTORG_LLC    Page 2 of 2    Rev. 02/28/2008

EXHIBIT 3.7(a)

☐ This document contains the true name and mailing address of one or more additional individuals causing the document to be delivered for filing.
(The document need not state the true name and address of more than one individual. However, if you wish to state the name and address of any additional individuals causing the document to be delivered for filing, mark this box ☒   and include an attachment stating the name and address of such individuals.)

Disclaimer:

This form/cover sheet, and any related instructions, are not intended to provide legal, business or tax advice, and are furnished without representation or warranty. While this form/cover sheet is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form/cover sheet. Questions should be addressed to the user’s legal, business or tax advisor(s).

ARTORG_LLC    Page 3 of 3    Rev. 02/28/2008